FIRST AMENDMENT TO

PURCHASE AND SALE AGREEMENT

THIS FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT (hereinafter referred to as the "Amendment") is made effective as of the latest date appearing below the undersigned signatures, by and between CSRE PROPERTIES WASHINGTON, LLC, a Georgia limited liability company (“Purchaser”) and SPRE COMMERCIAL GROUP, INC. F/K/A WAHA, INC., a Georgia corporation (“Seller”).

W I T N E S S E T H:

WHEREAS, Purchaser and Seller entered into that certain Purchase and Sale Agreement, with an Effective Date of August 5, 2022, wherein the Seller agreed to sell and the Purchaser agreed to purchase approximately 27.37 acres of land located at 197 Dixie Wood Road, Wilkes County, Georgia 30672 (hereinafter referred to as the "Agreement"); and

WHEREAS, the parties desire to amend certain terms and provisions of the Agreement;

NOW THEREFORE, in consideration of the premises, Ten Dollars ($10.00) in hand paid by Purchaser to Seller and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, and the mutual covenants contained herein, the parties do hereby covenant and agree as follows:

1.
Section 2 shall be deleted in its entirety and replaced with the following:

The purchase price of the Property shall be Fifteen Million and No/100’s Dollars ($15,000,000.00).

2. Section 3 and 17 shall be amended so that the amount of the Seller Financing in the Agreement shall be in the principal amount of One Million Nine Hundred Sixty-One Thousand Seven Hundred Forty-Seven and 05/100’s Dollars ($1,961,747.05). The interest rate shall be twelve percent (12%) and shall be for a term of twelve (12) months to be repaid in twelve (12) monthly installments of One Hundred Seventy-three Thousand six Hundred fifty-one and 11/100’s Dollars ($173,651.11) evidenced by a promissory note executed by Purchaser.

3. Miscellaneous. All capitalized terms used herein will have the meanings ascribed to those terms in the Agreement, unless otherwise specified. Except as herein modified, the Agreement shall remain in full force and effect. This Amendment may be executed in several counterparts, each of which shall be deemed an original instrument, and such counterparts together constitute one and the same instrument. A counterpart executed by any party hereto and transmitted to the other party hereto by facsimile or e-mail will have the same effect as the delivery of the original counterpart.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the undersigned have executed this Amendment under seal as of the day and year set forth below.

Dated as to Purchaser: August 17, 2022

PURCHASER:

CSRE PROPERTIES WASHINGTON, LLC, a Georgia limited liability company

By: CSRE Property Management Company, LLC, a Georgia limited liability company, its Manager

By: CleanSpark, Inc., a Nevada corporation, its Manager

  By: /s/ Zachary K. Bradford Zachary K. Bradford, President

Dated as to Seller: August 17, 2022	SELLER: SPRE COMMERCIAL GROUP, INC. f/k/a WAHA, INC, a Georgia corporation By: /s/ Robert C. Bissell Robert C. Bissell, Director and Chief Executive Officer